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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2010

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-53908 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)

2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)	30084-5336 (Zip Code)

Registrant's telephone number, including area code: (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

        On November 19, 2010, Oglethorpe Power Corporation posted an electronic PowerPoint presentation on its website containing information regarding Oglethorpe's present and future business operations. A copy of the presentation is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

        The presentation referred to above contains forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the timing of various regulatory and other actions, plans for new generation resources for Oglethorpe and projected construction budgets for Oglethorpe. Oglethorpe cautions that there are certain factors that may cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Oglethorpe; accordingly, there can be no assurance that such forecasted results will be realized. For a list of the factors that could cause actual results to differ materially from those anticipated by these forward-looking statements, see "RISK FACTORS" in Oglethorpe's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on March 22, 2010. Oglethorpe assumes no obligation to update any information contained in the presentation.

Item 9.01    Financial Statements and Exhibits

(a)
Not applicable.

(b)
Not applicable.

(c)
Not applicable.

(d)
Exhibits

Exhibit No.	Description
99.1	PowerPoint Presentation dated November 19, 2010

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
Date: November 19, 2010	By:	/s/ THOMAS A. SMITH Thomas A. Smith President and Chief Executive Officer

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  Item 7.01 Regulation FD Disclosure
  Item 9.01 Financial Statements and Exhibits
SIGNATURE